Exhibit 99.1

Bruker Reports Fourth Quarter and Fiscal Year 2020 Financial Results

•	Q4 2020 revenues up 4.6% year-over-year; organic revenue declines 0.4%

•	Q4 2020 GAAP EPS of $0.45; non-GAAP EPS of $0.58

•	Expanded Project Accelerate 2.0 in proteomics, spatial biology and molecular diagnostics

•	Strong revenue growth, Non-GAAP margin expansion and EPS growth expected in FY 2021

BILLERICA, Massachusetts – February 16, 2021 – Bruker Corporation (Nasdaq: BRKR) today announced financial results for its fourth quarter and for the fiscal year ended December 31, 2020.

Fourth Quarter 2020 Financial Results

Bruker’s revenues for the fourth quarter of 2020 were $627.5 million, an increase of 4.6% compared to $599.9 million in the fourth quarter of 2019. In the fourth quarter of 2020, revenues declined 0.4% organically year-over-year. Growth from acquisitions was 0.4%, while favorable foreign currency translation contributed 4.6%. The fourth quarter of 2020 continued Bruker’s sequential quarter-over-quarter recovery trend from the revenue and margin declines in the first two quarters of 2020 due to the pandemic.

Fourth quarter 2020 Bruker Scientific Instruments (BSI) revenues of $574.7 million increased 5.1% compared to the fourth quarter of 2019, with organic revenue approximately flat compared to the fourth quarter of 2019. Fourth quarter 2020 Bruker Energy & Supercon Technologies (BEST) revenues of $54.7 million declined 5.2% compared to the fourth quarter of 2019, including an organic decline, net of intercompany eliminations, of 6.8%.

Fourth quarter 2020 GAAP operating income was $112.8 million, compared to $117.7 million in the fourth quarter of 2019, representing GAAP operating margins of 18.0%, and 19.6%, respectively. The year-over-year decrease in GAAP operating income was primarily due to restructuring charges in the fourth quarter of 2020, compared to the fourth quarter of 2019. Non-GAAP operating income was $141.1 million in the fourth quarter of 2020, compared to $132.5 million in the fourth quarter of 2019. Bruker’s fourth quarter 2020 non-GAAP operating margin was 22.5%, up 40 basis points compared to 22.1% in the fourth quarter of 2019.

Fourth quarter 2020 GAAP diluted earnings per share (EPS) were $0.45, compared to $0.44 in the fourth quarter of 2019. Fourth quarter 2020 non-GAAP diluted EPS were $0.58, an increase of 9.4% compared to $0.53 in the fourth quarter of 2019. The year-over-year increase in the Company’s non-GAAP operating income and diluted EPS were primarily due to strong gross margin performance, expense control, and a lower tax rate compared to the fourth quarter of 2019.

Fiscal Year 2020 Financial Results

For fiscal year 2020, Bruker’s revenues were $1,987.5 million, a decline of 4.1% from $2,072.6 million in fiscal year 2019. In 2020, revenues declined 6.0% organically year-over-year. Growth from acquisitions was 0.5%, while favorable foreign currency translation contributed 1.4%.

In 2020, BSI revenues of $1,810.0 million declined 3.6% compared to 2019, including an organic decline of 5.5%. 2020 BEST revenues of $189.5 million declined 9.7% compared to 2019, including an organic decline, net of intercompany eliminations, of 11.0%.

In 2020, GAAP operating income was $248.3 million, compared to $300.9 million in 2019, representing GAAP operating margins of 12.5% and 14.5%, respectively. Non-GAAP operating income in 2020 was $317.2 million, compared to $364.0 million in 2019. Bruker’s non-GAAP operating margin in 2020 was 16.0%, compared to 17.6% in 2019.

Fiscal year 2020 GAAP diluted EPS were $1.02, compared to $1.26 in 2019. Non-GAAP diluted EPS were $1.35, compared to $1.57 in 2019. The year-over-year declines in the Company’s GAAP and non-GAAP operating income, operating margins and diluted EPS were primarily due to lower revenues during the COVID-19 pandemic and related economic slowdown, partially offset by cost control and cost reduction measures.

A reconciliation of non-GAAP to GAAP financial measures is provided in the tables accompanying this press release.

Frank H. Laukien, President and CEO of Bruker, commented: “We are pleased with our sequential recovery in the second half of 2020, and with our fourth quarter 2020 year-over-year margin expansion, EPS and cash flow growth. In 2020, we have further increased our operational excellence investments in productivity and capacity growth, as well as in our next phase Project Accelerate 2.0 strategy. In particular, we have expanded our high growth, high margin Project Accelerate 2.0 initiatives to include key additional opportunities in proteomics, spatial biology and molecular diagnostics with very significant long-term potential.”

Dr. Laukien continued: “After strong order trends in our BSI segment in the second half of 2020, we enter 2021 with a healthy backlog. We expect strong organic revenue growth, non-GAAP operating margin expansion and non-GAAP EPS growth in 2021.”

Fiscal Year (FY) 2021 Financial Outlook

For FY 2021, Bruker expects approximately 11% to 13% year-over-year revenue growth, including:

•	organic revenue growth of approximately 7% to 9%, and

•	a favorable foreign currency revenue tailwind of approximately 4%.

In FY 2021, Bruker also expects non-GAAP operating margin expansion of 150 bps to 190 bps year-over-year, from 16.0% in FY 2020. This includes accelerated R&D investments of approximately 10% of revenue and a headwind from foreign currency translation to operating margin of approximately 80 basis points in 2021.

Finally, Bruker expects FY 2021 non-GAAP EPS of $1.72 to $1.77, a 27% to 31% increase year-over-year.

Bruker’s revenue growth, non-GAAP operating margin expansion and non-GAAP EPS guidance for FY 2021 are based on foreign exchange rates as of December 31, 2020.

For the Company’s outlook for FY 2021 non-GAAP operating margin and non-GAAP EPS, we are not able to provide without unreasonable effort the most directly comparable GAAP financial measures, or reconciliations to such GAAP financial measures on a forward-looking basis. Please see “Use of Non-GAAP Financial Measures” below for a description of items excluded from our expected non-GAAP operating margin and non-GAAP EPS.

Quarterly Earnings Call

Bruker will host a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters today, February 16, 2021 at 8:30 a.m. Eastern Standard Time. To listen to the webcast, investors can go to https://ir.bruker.com and click on the “Q4 2020 Earnings Webcast” hyperlink. A slide presentation that will be referenced during the webcast will be posted to our Investor Relations website shortly before the webcast begins. Investors can also listen to the earnings webcast via telephone by dialing 1-888-437-2685 (US toll free) or +1-412-317-6702 (international) and referencing “Bruker’s Fourth Quarter 2020 Earnings Conference Call”. A telephone replay of the conference call will be available by dialing 1-877-344-7529 (US toll free) or +1-412-317-0088 (international) and entering conference number 10151902. The replay will be available beginning one hour after the end of the conference call through March 16, 2021.

About Bruker Corporation (Nasdaq: BRKR)

Bruker is enabling scientists to make breakthrough discoveries and develop new applications that improve the quality of human life. Bruker’s high performance scientific instruments and high value analytical and diagnostic solutions enable scientists to explore life and materials at molecular, cellular and microscopic levels. In close cooperation with our customers, Bruker is enabling innovation, improved productivity and customer success in life science molecular and cell biology research, in applied and pharma applications, in microscopy and nanoanalysis, as well as in industrial applications. Bruker offers differentiated, high-value life science and diagnostics systems and solutions in preclinical imaging, clinical phenomics research, proteomics and multiomics, spatial and single-cell biology, functional structural and condensate biology, as well as in clinical microbiology and molecular diagnostics. For more information, please visit: www.bruker.com.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (GAAP), we use the following non-GAAP financial measures: non-GAAP gross profit; non-GAAP gross profit margin; non-GAAP operating income; non-GAAP operating profit; non-GAAP operating margin; non-GAAP SG&A expense; non-GAAP profit before tax; non-GAAP tax rate; non-GAAP net income and non-GAAP diluted earnings per share. These non-GAAP measures exclude costs related to restructuring actions, acquisition and related integration expenses, amortization of acquired intangible assets and other non-operational costs.

We also may refer to organic revenue growth or decline, free cash flow and return on invested capital, which are also non-GAAP financial measures. We define the term organic revenue as GAAP revenue excluding the effect of changes in foreign currency translation rates and the effect of acquisitions and divestitures, and believe it is a useful measure to evaluate our continuing business. We define free cash flow as net cash provided by operating activities less additions to property, plant, and equipment. We believe free cash flow is a useful measure to evaluate our business because it indicates the amount of cash generated after additions to property, plant, and equipment that is available for, among other things, acquisitions, investments in our business, repayment of debt and return of capital to shareholders. We define return on invested capital (ROIC) as non-GAAP operating profit after income tax divided by average total capital, which we define as debt plus equity minus cash and cash equivalents. We believe ROIC is an important measure of how effectively the Company invests its capital.

The presentation of these non-GAAP financial measures is not intended to be a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP and may be different from non-GAAP financial measures used by other companies, and therefore, may not be comparable among companies. We believe these non-GAAP financial measures provide meaningful supplemental information regarding our performance, however we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included in the accompanying tables, and not to rely on any single financial measure to evaluate our business. Specifically, management believes that the non-GAAP measures mentioned above provide relevant and useful information which is widely used by analysts, investors and competitors in our industry, as well as by our management, in assessing both consolidated and business unit performance.

We use these non-GAAP financial measures to evaluate our period-over-period operating performance because our management believes this provides a more comparable measure of our continuing business by adjusting for certain items that are not reflective of the underlying performance of our business. These measures may also be useful to investors in evaluating the underlying operating performance of our business and forecasting future results. We regularly use these non-GAAP financial measures internally to understand, manage, and evaluate our business results and make operating decisions. We also measure our employees and compensate them, in part, based on certain non-GAAP measures and use this information for our planning and forecasting activities.

Additional information relating to the non-GAAP financial measures used in this press release and reconciliations to the most directly comparable GAAP financial measures are provided in the tables accompanying this press release following our GAAP financial statements.

With respect to our outlook for 2021 non-GAAP operating margin, non-GAAP EPS and non-GAAP tax rate, we are not providing the most directly comparable GAAP financial measures or corresponding reconciliations to such GAAP financial measures on a forward-looking basis, because we are unable to predict with reasonable certainty certain items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. Our expected non-GAAP operating margin, tax rate and EPS ranges exclude primarily the future impact of restructuring actions, unusual gains and losses, acquisition-related expenses and purchase accounting fair value adjustments. These reconciling items are uncertain, depend on various factors outside our management’s control and could significantly impact, either individually or in the aggregate, our future period operating margins, EPS and tax rate calculated and presented in accordance with GAAP.

Forward Looking Statements

Any statements contained in this press release which do not describe historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our fiscal year 2021 financial outlook, including our outlook for revenue growth, non-GAAP operating margin, non-GAAP EPS and non-GAAP tax rate; management’s expectations for future financial and operational performance and business outlook; the impact of the COVID-19 pandemic; future economic conditions; and statements found under the “Use of Non-GAAP Financial Measures” section of this release. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those indicated, including, but not limited to, risks and uncertainties relating to the length and severity of the COVID-19 pandemic, the impact of the pandemic on global economic conditions and the length and severity of any resulting recession, continued volatility in the capital markets, the integration and assumption of liabilities of businesses we have acquired or may acquire in the future, fluctuations in foreign currency exchange rates, our material weaknesses in internal controls, our ability to successfully implement our restructuring initiatives and other cost reduction initiatives, changing technologies, product development and market acceptance of our products, the success of our R&D investment initiatives, the cost and pricing of our products, manufacturing, competition, loss of key personnel, dependence on collaborative partners, key suppliers and contract manufacturers, capital spending and government funding policies, changes in governmental regulations, international trade disputes, the use and protection of intellectual property rights, litigation, and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission, or SEC. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2019, as may be updated by our quarterly reports on Form 10-Q. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

-tables follow-

Contact:

Miroslava Minkova

Director, Investor Relations & Corporate Development

Bruker Corporation

T: +1 (978) 663–3660, ext. 1479

E: Investor.Relations@bruker.com

Bruker Coproration

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)

	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$681.8	$678.3
Short-term investments	50.0	6.6
Accounts receivable, net	335.3	362.2
Inventories	692.3	577.2
Other current assets	165.5	172.0
Total current assets	1,924.9	1,796.3

Property, plant and equipment, net	395.5	306.1
Operating lease assets	67.4	65.6
Goodwill, intangible assets, net and other long-term assets	660.1	603.5
Total assets	$3,047.9	$2,771.5

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$2.2	$0.5
Accounts payable	134.6	118.4
Customer advances	189.2	137.9
Other current liabilities	467.6	388.8
Total current liabilities	793.6	645.6

Long-term debt	842.3	812.8
Operating lease liabilities	47.0	47.0
Other long-term liabilities	389.4	327.9

Redeemable noncontrolling interest	—	21.1

Total shareholders’ equity	975.6	917.1
Total liabilities and shareholders’ equity	$3,047.9	$2,771.5

FOR FURTHER INFORMATION:	Miroslava Minkova, Director, Investor Relations & Corporate Development Tel: +1 (978) 663-3660, ext. 1479 Email: Investor.Relations@bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Revenue	$627.5	$599.9	$1,987.5	$2,072.6
Cost of revenue	314.5	303.6	1,047.7	1,077.3
Gross profit	313.0	296.3	939.8	995.3

Operating expenses:
Selling, general and administrative	130.4	130.3	468.6	500.2
Research and development	57.1	46.7	198.0	187.7
Other charges, net	12.7	1.6	24.9	6.5
Total operating expenses	200.2	178.6	691.5	694.4
Operating income	112.8	117.7	248.3	300.9

Interest and other income (expense), net	(7.1)	(6.5)	(22.5)	(20.5)
Income before income taxes and noncontrolling interest in consolidated subsidiaries	105.7	111.2	225.8	280.4
Income tax provision	34.4	42.4	64.4	82.4
Consolidated net income	71.3	68.8	161.4	198.0
Net income attributable to noncontrolling interest in consolidated subsidiaries	2.4	0.2	3.6	0.8
Net income attributable to Bruker Corporation	$68.9	$68.6	$157.8	$197.2
Net income per common share attributable to
Bruker Corporation shareholders:
Basic	$0.45	$0.45	$1.03	$1.27
Diluted	$0.45	$0.44	$1.02	$1.26

Weighted average common shares outstanding:
Basic	152.7	154.1	153.4	155.2
Diluted	153.8	155.4	154.6	156.6

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Cash flows from operating activities:
Consolidated net income	$71.3	$68.8	$161.4	$198.0
Adjustments to reconcile consolidated net income to cash flows from operating activities:
Depreciation and amortization	21.7	18.3	80.4	75.6
Stock-based compensation expense	5.1	(0.5)	16.0	9.6
Deferred income taxes	(25.9)	(4.9)	(25.4)	(5.4)
Other non-cash expenses, net	(0.7)	8.4	24.8	10.1
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	3.9	3.0	40.8	(5.0)
Inventories	21.8	20.7	(87.9)	(60.2)
Accounts payable and accrued expenses	14.6	5.6	(0.7)	15.9
Income taxes payable, net	53.3	19.5	44.2	13.1
Deferred revenue	(3.2)	(2.4)	16.9	7.3
Customer advances	19.3	13.3	51.7	4.2
Other changes in operating assets and liabilities, net	22.8	(13.6)	11.0	(49.8)
Net cash provided by operating activities	204.0	136.2	333.2	213.4
Cash flows from investing activities:
Purchases of short-term investments	(50.0)	—	(150.0)	(6.4)
Maturity of short-term investments	50.0	—	106.1	—
Purchases of investments held to maturity	(1.2)	—	(1.2)	—
Cash paid for acquisitions, net of cash acquired	(0.4)	(11.0)	(59.2)	(90.0)
Purchases of property, plant and equipment	(29.8)	(28.2)	(98.2)	(73.0)
Proceeds from sales of property, plant and equipment	0.1	—	0.2	11.0
Net proceeds from cross-currency swap agreements	1.5	—	8.6	—
Net cash used in investing activities	(29.8)	(39.2)	(193.7)	(158.4)
Cash flows from financing activities:
Proceeds from 2019 Note Purchase Agreement	—	297.9	—	297.9
Proceeds from 2019 Term Loan Agreement	—	300.0	—	300.0
Repayments of revolving lines of credit	—	(311.4)	(305.1)	(361.9)
Proceeds from revolving lines of credit	—	—	297.5	250.6
Repayment of 2012 Note Purchase Agreement	—	—	—	(15.0)
Repayment of other debt, net	(0.3)	(0.2)	(0.7)	(4.6)
Payment of deferred financing costs	—	(4.4)	(0.1)	(4.4)
Proceeds from issuance of common stock, net	2.2	2.8	3.3	10.9
Payment of contingent consideration	(1.3)	(0.6)	(7.5)	(6.2)
Payment of dividends to common stockholders	(6.1)	(6.2)	(24.6)	(25.0)
Repurchase of common stock	(68.8)	—	(123.2)	(142.3)
Cash payments to noncontrolling interests	—	—	(1.2)	—
Net cash (used in) provided by financing activities	(74.3)	277.9	(161.6)	300.0
Effect of exchange rate changes on cash, cash equivalents and restricted cash	15.0	7.0	25.7	0.6
Net change in cash, cash equivalents and restricted cash	114.9	381.9	3.6	355.6
Cash, cash equivalents and restricted cash at beginning of year	570.6	300.0	681.9	326.3
Cash, cash equivalents and restricted cash at end of year	$685.5	$681.9	$685.5	$681.9

Bruker Corporation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (unaudited)

(in millions, except per share amounts)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Reconciliation of Non-GAAP Operating Income, Non-GAAP Profit Before Tax, Non-GAAP Net Income, and Non-GAAP EPS
GAAP Operating Income	$112.8	$117.7	$248.3	$300.9
Non-GAAP Adjustments:
Restructuring Costs	10.1	2.8	15.8	1.4
Acquisition-Related Costs	3.7	1.6	3.2	16.8
Purchased Intangible Amortization	8.9	9.1	35.7	38.3
Other Costs	5.6	1.3	14.2	6.6
Total Non-GAAP Adjustments:	$28.3	$14.8	$68.9	$63.1

Non-GAAP Operating Income	$141.1	$132.5	$317.2	$364.0
Non-GAAP Operating Margin	22.5%	22.1%	16.0%	17.6%

Non-GAAP Interest & Other Expense, net	(7.1)	(6.5)	(22.5)	(20.5)
Non-GAAP Profit Before Tax	134.0	126.0	294.7	343.5

Non-GAAP Income Tax Provision	(42.7)	(43.3)	(82.9)	(96.6)
Non-GAAP Tax Rate	31.9%	34.4%	28.1%	28.1%

Minority Interest	(2.4)	(0.2)	(3.6)	(0.8)

Non-GAAP Net Income Attributable to Bruker	88.9	82.5	208.2	246.1

Weighted Average Shares Outstanding (Diluted)	153.8	155.4	154.6	156.6

Non-GAAP Earnings Per Share	$0.58	$0.53	$1.35	$1.57

Reconciliation of GAAP and Non-GAAP Gross Profit
GAAP Gross Profit	$313.0	$296.3	$939.8	$995.3
Non-GAAP Adjustments:
Restructuring Costs	2.5	1.1	3.8	5.2
Acquisition-Related Costs	0.3	3.0	0.8	12.2
Purchased Intangible Amortization	4.8	5.1	19.9	23.5
Other Costs	3.8	-	3.7	0.8
Total Non-GAAP Adjustments:	11.4	9.2	28.2	41.7
Non-GAAP Gross Profit	$324.4	$305.5	$968.0	$1,037.0
Non-GAAP Gross Margin	51.7%	50.9%	48.7%	50.0%

Reconciliation of GAAP and Non-GAAP Selling, General and Administrative (SG&A) Expenses
GAAP SG&A Expenses	$130.4	$130.3	$468.6	$500.2
Non-GAAP Adjustments:
Purchased Intangible Amortization	4.2	4.0	15.8	14.9
Non-GAAP SG&A Expenses	$126.2	$126.3	$452.8	$485.3

Reconciliation of GAAP and Non-GAAP Tax Rate
GAAP Tax Rate	32.5%	38.1%	28.5%	29.4%
Non-GAAP Adjustments:
Tax Impact of Non-GAAP Adjustments	-0.1%	-0.7%	-0.5%	-1.3%
Stock Compensation	-0.1%	-0.7%	0.1%	0.0%
U.S. Tax Reform - Toll Charge	-0.2%	0.0%	-0.1%	0.6%
U.S. Tax Reform - Change in APB 23	0.0%	0.0%	0.0%	0.0%
Other Discrete Items	-0.2%	-2.3%	0.1%	-0.6%
Total Non-GAAP Adjustments:	-0.6%	-3.7%	-0.4%	-1.3%
Non-GAAP Tax Rate	31.9%	34.4%	28.1%	28.1%

Bruker Corporation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions, except per share amounts)	2020	2019	2020	2019
Reconciliation of GAAP and Non-GAAP Earnings Per Share (Diluted)
GAAP Earnings Per Share (Diluted)	$0.45	$0.44	$1.02	$1.26
Non-GAAP Adjustments:
Restructuring Costs	0.07	0.02	0.10	0.01
Acquisition-Related Costs	0.02	0.01	0.02	0.11
Purchased Intangible Amortization	0.06	0.06	0.23	0.24
Other Costs	0.04	0.01	0.09	0.04
Income Tax Rate Differential	(0.06)	(0.01)	(0.11)	(0.09)
Total Non-GAAP Adjustments:	0.13	0.09	0.33	0.31
Non-GAAP Earnings Per Share (Diluted)	$0.58	$0.53	$1.35	$1.57

Reconciliation of GAAP Operating Cash Flow and Non-GAAP Free Cash Flow
GAAP Operating Cash Flow	$204.0	$136.2	$333.2	$213.4
Non-GAAP Adjustments:
Purchases of property, plant and equipment	(29.8)	(28.2)	(98.2)	(73.0)
Non-GAAP Free Cash Flow	$174.2	$108.0	$235.0	$140.4

Reconciliation of Non-GAAP Return on Invested Capital (ROIC)

Non-GAAP Operating Income (from above)			$317.2	$364.0
Less: Non-GAAP Income Tax Provision (from above)			(82.9)	(96.6)
Non-GAAP Operating Income after Tax			$234.3	$267.4

Average Total Invested Capital:
Average Long-Term Debt			$827.6	$567.7
Average Current portion of Long-Term Debt			1.4	9.5
Average Total Shareholders' Equity			956.9	933.0
Less: Average Cash and Cash Equivalents			680.1	500.4
Average Total Invested Capital			$1,105.8	$1,009.8

Return on Invested Capital (ROIC)			21.2%	26.5%

Days Inventory Outstanding is calculated as follows: GAAP Average Inventory balance divided by (GAAP Revenue less Non-GAAP Gross Profit (defined above))

Days Payable Outstanding is calculated as follows:  GAAP Average Accounts Payable balance divided by (GAAP Revenue less Non-GAAP Gross Profit (defined above) plus the Change in GAAP Inventory balance)

Days Sales Outstanding is calculated as follows:  GAAP Average Accounts Receivable balance divided by GAAP Revenue

Bruker Corporation
REVENUE (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2020	2019	2020	2019
Revenue by Group:
Bruker BioSpin	$201.9	$199.0	$600.0	$621.4
Bruker CALID	209.4	176.6	653.9	623.5
Bruker Nano	163.4	171.0	556.1	632.7
BEST	54.7	57.7	189.5	209.9
Eliminations	(1.9)	(4.4)	(12.0)	(14.9)
Total Revenue	$627.5	$599.9	$1,987.5	$2,072.6

Revenue by End Customer Geography:
United States	$123.8	$150.5	$455.9	$529.8
Europe	272.1	218.7	764.7	718.8
Asia Pacific	195.8	186.5	629.1	651.0
Other	35.8	44.2	137.8	173.0
Total Revenue	$627.5	$599.9	$1,987.5	$2,072.6

Reconciliation of GAAP Reported Revenue Growth to Organic Revenue Growth	Total Bruker
GAAP Revenue as of Prior Comparable Period	$599.9	$553.6	$2,072.6	$1,895.6
Non-GAAP Adjustments:
Acquisitions and divestitures	2.6	24.0	10.5	118.4
Organic	(2.4)	28.9	(125.0)	108.9
Currency	27.4	(6.6)	29.4	(50.3)
Total Non-GAAP Adjustments:	27.6	46.3	(85.1)	177.0
Non-GAAP Revenue	$627.5	$599.9	$1,987.5	$2,072.6
Revenue Growth	4.6%	8.4%	-4.1%	9.3%
Organic Revenue Growth	-0.4%	5.2%	-6.0%	5.7%

Reconciliation of GAAP Reported Revenue Growth to Organic Revenue Growth	Bruker Scientific Instruments (1)
GAAP Revenue as of Prior Comparable Period	$546.6	$500.5	$1,877.6	$1,707.0
Non-GAAP Adjustments:
Acquisitions and divestitures	2.7	22.3	9.6	113.6
Organic	1.2	29.1	(103.5)	99.7
Currency	24.2	(5.3)	26.3	(42.7)
Total Non-GAAP Adjustments:	28.1	46.1	(67.6)	170.6
Non-GAAP Revenue	$574.7	$546.6	$1,810.0	$1,877.6
Revenue Growth	5.1%	9.2%	-3.6%	10.0%
Organic Revenue Growth	0.2%	5.8%	-5.5%	5.8%

Reconciliation of GAAP Reported Revenue Growth to Organic Revenue Growth	BEST, net of Intercompany Eliminations
GAAP Revenue as of Prior Comparable Period	$53.3	$53.1	$195.0	$188.6
Non-GAAP Adjustments:
Acquisitions and divestitures	(0.1)	1.7	0.9	4.8
Organic	(3.6)	(0.3)	(21.5)	9.3
Currency	3.2	(1.2)	3.1	(7.7)
Total Non-GAAP Adjustments:	(0.5)	0.2	(17.5)	6.4
Non-GAAP Revenue	$52.8	$53.3	$177.5	$195.0
Revenue Growth	-0.9%	0.4%	-9.0%	3.4%
Organic Revenue Growth	-6.8%	-0.6%	-11.0%	4.9%

(1) Bruker Scientific Instruments (BSI) revenue reflects the sum of the BSI Life Science and BSI Nano Segments as presented in our 2019 Form 10-K.